UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 16, 2005

COMPUTER HORIZONS CORP.

(Exact name of registrant as specified in charter)

New York	0-7282	13-2638902

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Old Bloomfield Avenue, Mountain Lakes, NJ		07046-1495

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 299-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05          Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On Friday, December 16, the Board of Directors of Computer Horizons Corp. voted unanimously to amend a portion of Section II of the Policy entitled: Conflicts of Interest , in the subsection entitled: Investments in Public Companies. A sentence shall be added to that subsection, to read: This subsection shall only apply to Employees of the Company.

Section II of Conflicts of Interest Policy (Revised).

Investments in public companies. Passive investments of not more than one percent of the total outstanding shares of companies listed on a national securities exchange or quoted on the NASDAQ or other board are permitted without the Company’s approval provided that the investment is not so large financially either in absolute dollars or percentage of the individual’s total investment portfolio that it creates the appearance of a conflict of interest. Any such investment must not involve the use of confidential “inside” or proprietary information. Investments in diversified publicly traded mutual funds are not deemed subject to these conflict of interest guidelines.  This subsection shall only apply to Employees of the Company.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be sign

COMPUTER HORIZONS CORP.
(Registrant)

Date: December 22, 2005	By:	/s/ Michael J. Shea

Michael J. Shea
Chief Financial Officer